Exhibit 99

                VANGUARD CELLULAR SYSTEMS, INC.

       1996 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS


1.   PURPOSE

     This 1996 Stock Option Plan for Non-Employee Directors (the "Plan") is intended to encourage directors of Vanguard Cellular Systems, Inc. (the "Company") who are not employees to remain directors and to provide incentives to them that are linked directly to increases in shareholder value and will therefore inure to the benefit of all shareholders of the Company. Options granted pursuant to the Plan will be nonqualified options for income tax purposes and are not intended to qualify as Incentive Stock Options under Section 422A of the Internal Revenue
Code of 1986, as amended.

2.   ADMINISTRATION

     The Plan shall be administered by the Board of Directors of the Company. Subject to the provisions of the Plan, the Board of Directors shall have plenary authority to interpret the Plan and to prescribe, amend and rescind rules and regulations relating to it. The interpretation and construction by the Board of Directors of any provision of the Plan or any option granted under it shall be final and conclusive. No member of the Board of Directors shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under it.

     The Board may in its discretion designate or appoint a committee to administer the Plan and shall have the right to remove members from, or add members to, the Committee. Vacancies on the Committee, howsoever caused, shall be filled by the Board of Directors. Such Committee shall select one of its members as Chairman and shall hold meetings at such times and places as it may determine. Acts by a majority of the members of the Committee at a meeting at which a quorum is present, or acts reduced to or approved in writing by all of the members of the Committee, shall be the valid acts of the Committee. Subject to the provisions of the Plan, such Committee's authority shall be limited to those powers granted to it by the Board. Any function referenced herein as to be performed by the Committee shall mean the Board if a Committee has not been designated.

3.   SHARES SUBJECT TO PLAN

     Shares of the Company's Class A Common Stock, par value $.01 per share ("Common Stock"), will be subject to options granted under the Plan. Shares deliverable under the Plan will be shares of the Company's authorized but unissued Common Stock. Shares deliverable upon exercise of options granted under the Plan will be issued or transferred on the date that payment in full for such option shares is made. The aggregate number of shares that may be purchased upon the exercise of options granted under the Plan shall not exceed 100,000 shares of Common Stock, subject to adjustment as provided in Section 5(g). In the event that any outstanding option under the Plan for any reason expires or is terminated, the shares of Common Stock allocable to the unexercised portion of such option may again be subject to an option under the Plan.

4.   ELIGIBILITY

     Each Eligible Director shall receive options in accordance with the provisions of Section 5. An Eligible Director is defined as a director who at the time of the grant is not an employee of the Company or its subsidiaries.

5.   TERMS AND CONDITIONS OF OPTIONS

     Stock options granted under the Plan shall be evidenced by agreements in such form as the Board of Directors may from time to time approve, which agreements shall comply with and be subject to the following terms and conditions:

     (a) Date of Grant; Number of Shares

          Each Eligible Director shall be granted an option to purchase 2,000 shares of Common Stock on the fifth business day after each Annual Meeting of Shareholders of the Company during the term of the Plan, beginning with the Annual Meeting of Shareholders to be held in May, 1996 (the "1996 Annual Meeting"); provided, however, that such options shall not be granted unless the Plan is approved at the 1996 Annual Meeting by the affirmative vote of the holders of a majority of the outstanding Common Stock.

     (b)  Option Price

          Each option shall state the option price, which shall be l00% of the fair market value of the Common Stock on the date the option is granted. Fair market value means, as of a given date, the closing sales price per share of the Company's Common Stock, as reported on the national securities exchange on which the Common Stock is principally traded on the day preceding the day
(or the most recent trading day preceding the day) on which the stock is to be valued. For purposes of this section, the term "national securities exchange" shall include the National Association of Securities Dealers Automated Quotation System. If at the time the determination of fair market value is made the Common Stock is not admitted to trading on a national securities exchange for which sales prices are regularly reported, fair market value shall be determined by the Board on the basis of such factors as it deems appropriate.

     (c)  Exercise of Options

          Subject to and except as provided in the other provisions of this
Section 5, each option shall be exercisable in whole or in part at any time from the date of grant until the date that is ten years from the date the option is granted. The right to exercise shall be cumulative. No option may be exercised for a fraction of a share.

          Options granted under the Plan may be exercised by the optionee's delivery to the General Counsel of the Company of written notice of exercise, which notice shall specify the number of shares to be purchased. The date of actual receipt by the Company of such notice and of full payment for the shares shall be deemed the date of exercise of the option.

          If the optionee makes full payment for option shares in cash or by check, such full payment shall accompany the notice of exercise of the option. If the optionee makes payment for option shares, in whole or in part, by delivery of Common Stock, as provided in Section 5(d), the optionee shall deliver with the notice of exercise the duly endorsed certificates evidencing such delivered shares. If any portion of the payment for option shares is made in Common Stock, those shares shall be valued at their fair market value as of the date of delivery and determined as set forth in Section 5(b). No optionee shall be entitled to issuance of a certificate evidencing option shares until payment in full for such shares has been made as provided in this Section 5(c).

     (d)  Medium of Payment

          The option price may be paid in cash or by check or, in whole or in part, by delivery to the Company of duly endorsed certificates evidencing shares of Common Stock.

     (e)  Transferability

          Options granted under the Plan shall not be transferable by the optionee otherwise than by will or under the laws of descent and distribution. During the optionee's lifetime, his options shall be exercisable only by him.

     (f)  Termination of Optionee as Director; Death of Optionee

          Subject to the provisions of this Section 5(f) with respect to an optionee's death, options granted under the Plan may be exercised only while the optionee is a director of the Company, except that the optionee may exercise his options prior to their expiration, in whole or in part, for a period of three months after he ceases to be a director. Except as so exercised, such options shall expire at the end of such three-month period.

          In the event of the death of an optionee while a director of the Company and before the date of expiration of his option, his personal representatives, or any person or persons who shall have acquired his options by bequest or inheritance from the optionee, shall have the right to exercise the optionee's option prior to its expiration, in whole or in part, for a period of one year from and after the optionee's death. Except as so exercised, such options shall expire at the end of such one-year period.

     (g)  Merger, Consolidation or Sale of Assets; Recapitalization

          In the event of a consolidation or a merger in which the Company is not the surviving corporation, or any other merger in which the shareholders of the Company exchange their stock for stock of another corporation, or in the event of complete liquidation of the Company, or in the case of a tender offer for 50% or more of the combined voting power of the Company's outstanding securities, then: (i) if the consideration to be received for Common Stock in any such transaction is cash, the Optionee shall be entitled to receive from the Company at the time the transaction is consummated cash in an amount equal to the difference between the exercise price of the aggregate number of shares then subject to the option and not yet purchased by the Optionee and the price of such number of shares of Common Stock of the Company in the consolidation, merger, liquidation, or tender offer (such difference to be determined by the Board of Directors as of the effective date of the transaction); or (ii) if the consideration to be received for Common Stock in any such transaction is other than cash, the Optionee shall be entitled to receive a replacement option on the same terms and conditions as the option except that there shall be substituted for the Common Stock the consideration that would have been received by the Optionee as a result of such transaction had the option been exercised immediately prior to the consummation of such transaction.

          If the shares of Common Stock of the Company are increased, decreased, changed into or exchanged for a different number or kind of shares or securities through a consolidation, merger, other reorganization, recapitalization, reclassification, stock dividend, stock split or reverse stock split in which the Company is the surviving corporation, an appropriate and proportionate adjustment shall be made in the maximum number and kind of shares as to which options may be granted under this Plan. A corresponding adjustment changing the number or kind of shares allocated to unexercised options, or portions thereof, which shall have been granted prior to any such change shall likewise be made. Any such adjustment in outstanding options shall be made without change in the aggregate purchase price applicable to the unexercised portion of any such option, but with a corresponding adjustment in the price for each share or other unit of any security covered by the option. In making any adjustment pursuant to this paragraph, any fractional shares shall be disregarded.

          The grant of an option under the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes in its capital or business structure.

     (h)  Rights as a Shareholder

          An optionee or a permitted transferee of an option shall have no rights as a shareholder with respect to any shares issuable or deliverable pursuant to this Plan until the date of the issuance of a stock certificate to him for such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 5(g) above.

     (i)  Compliance with Securities Laws

          The options granted under the Plan and the shares issuable pursuant to the Plan may, at the option of the Company, be registered under applicable federal and state securities laws, but the Company shall have no obligation to undertake such registrations and may, in lieu thereof, issue options and shares hereunder only pursuant to applicable exemptions from such registrations. In the event that no such registrations are undertaken, options will be granted only to persons who qualify to receive such options, and the underlying shares upon exercise thereof, in accordance with the exemptions from registration on which the Company relies. In connection with the granting of any option or the issuance of any shares, the Board of Directors may require appropriate representations from the optionee and take such other action as the Board of Directors deems necessary to assure compliance with such exemptions from registration, including but not limited to placing restrictive legends on certificates evidencing such shares.

     Notwithstanding any other provision of the Plan, no shares will be issued pursuant to this Plan unless said shares have been registered under all applicable federal and state securities laws or unless, in the opinion of counsel satisfactory to the Company, exemptions from such registrations are available.

     (j)  Compliance with Section 16(b)

          It is the intent of the Company that the Plan and any option granted hereunder satisfy and be interpreted in a manner that satisfies the applicable requirements of Rule 16b-3 of the Securities Exchange Commission promulgated pursuant to Section 16(b) of the Securities Exchange Act of 1934, so that optionees will be entitled to the benefits of Rule 16b-3 or other exemptive rules under Section 16 and will not be subjected to liability thereunder. Accordingly, any options granted under the Plan shall be subject to the conditions that any Common Stock acquired pursuant to the Plan must be held at least six months from the date the option is granted. If any provision of the Plan or any option would otherwise conflict with the intent expressed herein, that provision, to the extent possible, shall be interpreted and deemed amended so as to avoid such conflict. To the extent of any remaining irreconcilable conflict with such intent, such provision shall be deemed void.

     (k)  Other Provisions

          The option agreements authorized under the Plan shall contain such other provisions not inconsistent with the Plan as the Board of Directors ay in its discretion deem advisable from time to time, including, without limitation, conditions precedent to the exercise of the option covered by any agreement.

6.   EFFECTIVE DATE AND TERM OF PLAN

     No option shall be granted pursuant to the Plan on or after the tenth anniversary of the date of the adoption of the Plan by the Board of Directors. The Plan shall become effective on the date it is approved by the Board of Directors; provided, however, that the Plan shall immediately terminate and no options shall be granted hereunder unless the Plan is also approved at the Annual Meeting of Shareholders to be held in May, 1996 by a majority of the outstanding shares of Common Stock.

7.   TERMINATION, AMENDMENT OF PLAN

     The Board may at any time terminate, amend or revise the terms of the Plan; provided that no amendment or revision shall, without the approval of the Company's shareholders, (i) increase the maximum aggregate number of shares that may be sold or distributed pursuant to options granted under this Plan, except as permitted under Section 5(g); (ii) change the minimum purchase price for shares of stock that may be received by exercise of options under the Plan; (iii) increase the maximum duration established under the Plan for any option; (iv) permit the granting of an option to anyone other than as specified in Section 5; and provided further that, to the extent prohibited by Rule 16b-3 promulgated by the Securities and Exchange
Commission under the Securities Act of 1934, no amendment or revision shall be made more than once every six months, other than to comply with the Internal Revenue Code or rules thereunder, to the provisions of the Plan relating to amount, price and timing of options under the Plan. No amendment, revision or termination of the Plan shall, without the consent of the optionee, in any manner adversely affect any options theretofore granted under the Plan.

8.   APPLICATION OF FUNDS

     The proceeds received by the Company from the sale of Common Stock pursuant to options granted under the Plan will be used for general corporate purposes.

9.   NO OBLIGATION TO EXERCISE OPTION

     The granting of an option shall impose no obligation upon the optionee to exercise such option.

10.  WITHHOLDING FOR TAXES

     No optionee shall be entitled to issuance of a stock certificate evidencing shares purchased by him upon exercise of an option until he has paid, or made arrangements for payment, to the Company of an amount equal to the income and other taxes (if any) that the Company is required to withhold from the optionee as a result of his exercise of the option.